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Capital One Master Trust Aggregated Data for 2000                  Exhibit 99.0

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
Defaults                                                                                               586,449,432.57
Total Collections                                                                                     25,295,141,866.38
Collections of Principal Receivables                                                                  22,361,860,262.99
Collection of Finance Charge Receivables (includes amortization of annual membership fees)            2,962,210,294.40
Annual Servicing Fee Paid                                                                              171,245,101.23
Aggregate amount paid to Certificateholders allocable to principal                                    1,950,000,000.00
Class A Investor Charge-Offs                                                                                0.00
Class B Investor Charge-Offs                                                                                0.00
Class C Investor Charge-Offs                                                                                0.00





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